STATE OF ARIZONA

Office of the
CORPORATION COMMISSION

The Executive Director of the Arizona Corporation Commission does hereby certify that the attached copy of the following document:

STATEMENT OF MERGER 01/15/2021

consisting of 3 pages, is a true and complete copy of the original of said document on file with this office for:

TALGUU INC
ACC file number: 23130275

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Arizona Corporation Commission on this 5 Day of February, 2021 A.D.

SEAL OF THE ARIZONA CORPORATION COMMISSION
DITAT DEUS
1912

Matthew Neubert, Executive Director

By:

CHASITY PULLIN

Arizona Corporation Commission - RECEIVED: 1/15/2021
Arizona Corporation Commission - FILED: 1/15/2021
21011515028891

DO NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.

STATEMENT OF MERGER

Read the Instructions M075i

1. SURVIVING ENTITY NAME: TALGUU INC

1.1 SURVIVING ENTITY JURISDICTION OF ORGANIZATION: Arizona

1.2 SURVIVING ENTITY TYPE – check only one and follow instructions:

☑ **Arizona corporation or LLC already in existence in A.C.C. records** – if applicable, attach to this Statement Articles of Amendment.

☐ **NEW Arizona corporation, LLC, or limited partnership (LP, LLP, LLLP)** – attach to this Statement the Articles of Incorporation (corporations), Articles of Organization (LLCs), or limited partnership document that is required to be filed with the Secretary of State's office.
NOTE - that limited partnerships must also file with the Arizona Secretary of State.

☐ **Foreign corporation or LLC already registered with the A.C.C.**

☐ **Foreign corporation or LLC seeking registration with the A.C.C.** - attach to this Statement the Application for Authority (corporations) or Foreign Registration Statement (LLCs).

☐ **Foreign corporation, LLC, or other entity that is not, and will not, be registered with the A.C.C.**

2. MERGING ENTITIES – list the name, entity type, and jurisdiction of organization of all merging entities other than the surviving entity. If more space is required, list all information on a separate sheet and attach it to this Statement.

Merging entity name: GUURU CORP	Merging entity name:
Entity type (corporation, LLC, etc): Corporation	Entity type (corporation, LLC, etc):
Jurisdiction of organization: California	Jurisdiction of organization:
Merging entity name:	Merging entity name:
Entity type (corporation, LLC, etc):	Entity type (corporation, LLC, etc):
Jurisdiction of organization:	Jurisdiction of organization:
Merging entity name:	Merging entity name:
Entity type (corporation, LLC, etc):	Entity type (corporation, LLC, etc):
Jurisdiction of organization:	Jurisdiction of organization:

3. **SURVIVING ENTITY - KNOWN PLACE OF BUSINESS OR PRINCIPAL ADDRESS** – Complete this section *only if* the surviving entity is either: an Arizona corporation, LLC, or limited partnership; or a foreign corporation or LLC already registered with the A.C.C. *NOTE:* for corporations and LLCs already on file with the A.C.C. the address must match the address currently shown in A.C.C. records.

Attention (optional):		
7702 East Doubletree Ranch Road, Unit 300 Address 1		
Address 2 (optional)		
Scottsdale City	AZ State or Province	85258 Zip
Country: UNITED STATES		

4. **SURVIVING ENTITY – STATUTORY AGENT** – Complete this section only if the surviving entity is either: an Arizona corporation, LLC, or limited partnership; or a foreign corporation or LLC already registered with the A.C.C.:

4.1 *REQUIRED* – give the **name** (can be an individual or an entity) **and *physical* or *street* address** (not a P.O. Box) in Arizona of the statutory agent:	**4.2** NOTE: If surviving entity is an LLC, mailing address is *REQUIRED*. *OPTIONAL* – mailing address in Arizona of statutory agent (can be a P.O. Box):
Keith Wong Statutory Agent Name (required)	
Keith Wong Attention (optional)	Attention (optional)
7702 East Doubletree Ranch Road, Unit 300 Address 1	7702 East Doubletree Ranch Road, Unit 300 Address 1
Address 2 (optional)	Address 2 (optional)
City Scottsdale; State AZ; Zip 85258	City Scottsdale; State AZ; Zip 85258

4.3 *IF A NEW AGENT IS BEING APPOINTED* – the Statutory Agent Acceptance form M002 must be attached to this Statement.

5. **FOREIGN SURVIVING ENTITY, NOT QUALIFIED IN ARIZONA – MAILING ADDRESS** (foreign entities that are not and will not be qualified to transact business or conduct affairs in Arizona must provide a mailing address to which service of process may be mailed):

Attention (optional)		
Address 1		
Address 2 (optional)		
City	State or Province	Zip
Country		

6. **APPROVAL OF MERGER – (applies to all of the merging entities, including the surviving entity if it is also a merging entity):**

By the signatures appearing on this Statement of Merger, each entity declares under the penalty of perjury that the plan of merger was approved by each merging entity, and by the surviving entity if it is also a merging entity, in accordance with A.R.S. § 29-2203, and also by each foreign merging entity or foreign merging and surviving entity in accordance with the laws of its jurisdiction of organization.

21011515028891

7. **DELAYED EFFECTIVE DATE** – Complete this section only if the merger will have a *delayed* effective date of not more than 90 days after delivery of the Statement to the A.C.C. – list that date below:

____

SIGNATURES: **Each merging entity must sign.**
The surviving entity must sign if it is also a merging entity.
If more space is needed, attach a separate sheet with all pertinent information.
Each signer of this Statement declares and certifies *under penalty of perjury* that this Statement together with any attachments is submitted in compliance with Arizona law.

Entity Name: TALGUU INC	12/29/20
Signature: Keith Wong (signature)	Date:
Print name and title of person signing: Keith Wong, President	

Entity Name: GUURU CORP	12/29/20
Signature: (signature)	Date:
Print name and title of person signing: Keith Wong, President	

Entity Name:	
Signature:	Date:
Print name and title of person signing:	

Entity Name:
Signature:
Print name and title of person signing:

Entity Name:
Signature:
Print name and title of person signing:

Entity Name:
Signature:
Print name and title of person signing:

Expedited or Same Day/Next Day services are available for an additional fee – see Instructions or Cover sheet for prices.

Filing Fee: $100.00 (corporations) $50 (LLCs) All fees are nonrefundable - see Instructions.	Mail: Arizona Corporation Commission - Examination Section 1300 W. Washington St., Phoenix, Arizona 85007 Fax: 602-542-4100

Please be advised that A.C.C. forms reflect only the minimum provisions required by statute. You should seek private legal counsel for those matters that may pertain to the individual needs of your business. All documents filed with the Arizona Corporation Commission are public record and are open for public inspection.
If you have questions after reading the Instructions, please call 602-542-3026 or (within Arizona only) 800-345-5819.